EXHIBIT 4-m

___________________________________________________________

SEVENTH SUPPLEMENTAL SENIOR INDENTURE

BETWEEN

MORGAN STANLEY

AND

THE BANK OF NEW YORK MELLON
as successor to JPMorgan Chase Bank, N.A. (formerly known as
JPMorgan Chase Bank), Trustee

________

Dated as of November 21, 2011

________

SUPPLEMENTAL TO SENIOR INDENTURE
DATED AS OF NOVEMBER 1, 2004

____________________________________________________________

SEVENTH SUPPLEMENTAL SENIOR INDENTURE, dated as of November 21, 2011 (the “Seventh Supplemental Senior Indenture”), between Morgan Stanley, a Delaware corporation (the “Issuer”), and The Bank of New York Mellon as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as trustee (the “Trustee”) and, for purposes of Article Two hereof, as Paying Agent (as defined below).  Terms not defined herein shall have the meanings given to them pursuant to the Indenture, as defined below.

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee are parties to that certain Senior Indenture dated as of November 1, 2004 (as supplemented by the First Supplemental Senior Indenture, dated as of September 4, 2007, between the Issuer and the Trustee, the Second Supplemental Senior Indenture, dated as of January 4, 2008, between the Issuer and the Trustee, the Third Supplemental Senior Indenture, dated as of September 10, 2008, between the Issuer and the Trustee, the Fourth Supplemental Senior Indenture, dated as of December 1, 2008, between the Issuer and the Trustee, the Fifth Supplemental Senior Indenture, dated as of April 1, 2009, between the Issuer and the Trustee and the Sixth Supplemental Senior Indenture, dated as of September 16, 2011, between the Issuer and the Trustee, the “Indenture”);

WHEREAS, Section 8.01 of the Indenture provides that, without the consent of Holders of any Securities or Coupons, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, making any provisions as the Issuer may deem necessary or desirable, subject to the conditions set forth therein and provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons;

WHEREAS, the Issuer desires (i) to add to and modify certain provisions of the Indenture to allow for the issuance of Registered Global Securities under the structure prescribed by the European Central Bank for securities to be potentially eligible to be pledged as collateral in European central banking and monetary operations and (ii) to modify the conditions to the effectuation of Unregistered Securities in NGN form;

WHEREAS, the Issuer, pursuant to an agreement between the Issuer and Euroclear Bank S.A./N.V. and Clearstream Banking S.A. (the “ICSDs”) dated November 21, 2011, wishes to establish procedures whereby the Trustee, acting through its corporate trust office in London, England, in its capacity as principal paying agent (the “Paying Agent”) for Securities issued under the Indenture outside the United States, will comply with the requirements for paying agents established by the ICSDs with respect to global registered notes issued under the New Safekeeping Structure (the “NSS Notes”);

WHEREAS, the entry into this Seventh Supplemental Senior Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this Seventh Supplemental Senior Indenture a valid indenture and agreement in accordance with its terms have been done.

NOW, THEREFORE, for and in consideration of the premises, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities and of the Coupons, if any, appertaining thereto as follows:

ARTICLE ONE

1.1.  Application of Article One.  The provisions of this Article One shall apply to (a) Holders of all Securities issued under the Indenture and Outstanding at the date hereof and (b) Holders of any Securities that may be issued under the Indenture subsequent to the date hereof.

1.2.  Amendment of Section 1.01.  Section 1.01 of the Indenture is hereby amended by:

(a)  amending and restating the definition of “CSK” to read in its entirety as follows:

‘“CSK” means, with respect to Unregistered Securities issued in NGN form or Registered Global Securities issued under the NSS, the entity appointed as common safe-keeper by Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme.’;

(b) adding after the definition of “NGN form” a new defined term as follows: ‘“NSS” or “New Safekeeping Structure” means the structure under which Registered Global Securities intended to be recognized as eligible collateral for Eurosystem monetary policy and intraday credit operations need be issued. Registered Global Securities issued under the NSS shall be registered in the name of a nominee of the CSK and safekept by the CSK.’;

(c)  amending and restating the introductory clause of the definition of “Outstanding” to read as follows:

‘“Outstanding” when used with reference to Securities, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture (and, in the case of Securities issued in NGN form or issued under the NSS, effectuated by the CSK), except’

(d)  amending and restating subsection (c) of the definition of “Outstanding” to read in its entirety as follows:

‘(c)           Securities which shall have been paid or in substitution for which other Securities shall have been authenticated and delivered (and, in the case of Securities issued in NGN form or issued under the NSS, effectuated by the CSK) pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).’; and

(e)  amending and restating the definition of “Security” or “Securities” to read in its entirety as follows:

‘“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture (and, in the case of Securities issued in NGN form or issued under the NSS, effectuated by the CSK).’

1.3.  Amendment of Section 2.03.  Section 2.03(o) is hereby amended and restated to read in its entirety as follows:

“(o)           whether the Securities of the series will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities and under the NSS or not) or Unregistered Securities (with or without Coupons and in NGN form or not), or any combination of the foregoing, any restrictions applicable to the offer, sale, transfer, exchange or delivery of Unregistered Securities or Registered Securities or the payment of interest thereon and, if other than as provided in Section 2.08, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;”

1.4.  Amendment of Section 2.04.

(i) Section 2.04(a) is hereby amended by deleting the first sentence thereof, and replacing it in its entirety with the following: “The Issuer may deliver Securities of any series having attached thereto appropriate Coupons, if any, executed by the Issuer to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the order of the Issuer (contained in the Issuer Order referred to below in this Section) or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order, and, if such Securities are issued in NGN form or issued under the NSS and such Issuer Order so specifies, shall instruct, or shall cause a paying agent therefor to instruct, the CSK to effectuate such Securities.”; and

(ii) Section 2.04(a)(iv)(C) of the Indenture is hereby amended and restated to read in its entirety as follows:

“(C)           when the Securities and Coupons, if any, have been executed by the Issuer and authenticated by the Trustee in accordance with the provisions of this Indenture, and, in the case of Securities issued in NGN form or issued under the NSS, effectuated by the CSK, and delivered to and duly paid for by the purchasers thereof, they will have been duly issued under this Indenture and will be valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, and will be entitled to the benefits of this Indenture; and”.

(iii) The penultimate paragraph of Section 2.04 of the Indenture is hereby amended and restated to read in its entirety as follows:

“If the Issuer shall establish pursuant to Section 2.03 that the Securities of a series are to be issued in the form of one or more Registered Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with this Section and the Issuer Order with respect to such series, authenticate and deliver, and, if such Securities are issued under the NSS, shall instruct, or shall cause a paying agent therefor to instruct, the CSK to effectuate, one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.””

1.5.  Amendment of Section 2.05.  Section 2.05 of the Indenture is hereby amended by deleting the “.” after the last sentence of the first paragraph and adding thereafter the following: “and, in the case of any Security issued in NGN form or issued under the NSS, effectuated by the CSK.”

1.6.  Amendment of Section 2.06.  Section 2.06 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Section 2.06.  Certificate of Authentication; Effectuation Instruction.  Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories, and shall be, in the case of Securities issued in NGN form or issued under the NSS, effectuated by the CSK by the manual or facsimile signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. No Coupon shall be entitled to the benefits of this Indenture or shall be valid and obligatory for any purpose until the certificate of authentication on the Security to which such Coupon appertains shall have been duly executed by the Trustee, and, in the case of Securities issued in NGN form or issued under the NSS, such Security shall have been effectuated by the CSK as aforesaid. The execution of the certificate of authentication by the Trustee upon any Security executed by the Issuer, and, in the case of Securities issued in NGN form or issued under the NSS, evidence via facsimile transmission, electronic means or such other evidence in writing as may be acceptable to the Trustee of the execution by the CSK of the certificate of effectuation on such Security, shall be conclusive evidence that the Security so authenticated, and effectuated if applicable, has been duly authenticated, and effectuated if applicable, and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.”

1.7.  Amendment of Section 2.08.  Section 2.08 of the Indenture is hereby amended by:

(a)  deleting the “.”at the end of the second paragraph and adding thereafter the following: “; provided that, with respect to any Registered Security or Registered Securities of any series to be issued under the NSS, the Trustee shall instruct, or shall cause a paying agent therefor to instruct, the CSK to effectuate such Registered Security or Registered Securities and such Registered Securities shall have been effectuated by the CSK.”

(b)  amending and restating the penultimate sentence of the fourth paragraph to read in its entirety as follows:

“Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive; provided, that with respect to any such Securities to be issued in NGN form or issued under the NSS, the Trustee shall instruct or shall cause a paying agent therefor to instruct the CSK to effectuate such Securities and such Securities shall have been effectuated by the CSK.”

1.8.  Amendment of Section 2.09.  Section 2.09 of the Indenture is hereby amended by:

(a)  amending and restating the first sentence of the first paragraph to read in its entirety as follows:

“In case any temporary or definitive Security or any Coupon appertaining to any Security shall become mutilated, defaced or be destroyed, lost or stolen, the

Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver a new Security of the same series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen with Coupons corresponding to the Coupons appertaining to the Securities so mutilated, defaced, destroyed, lost or stolen, or in exchange or substitution for the Security to which such mutilated, defaced, destroyed, lost or stolen Coupon appertained, with Coupons appertaining thereto corresponding to the Coupons so mutilated, defaced, destroyed, lost or stolen; provided, that with respect to any such Security to be issued in NGN form or issued under the NSS, the Trustee shall instruct, or shall cause a paying agent to instruct, the CSK to effectuate such Security and such Security shall have been effectuated by the CSK.”; and

(b)  in the first sentence of the third paragraph thereof after the phrase “of such series duly authenticated and delivered” and before the word “hereunder” inserting “(and, in the case of Securities issued in NGN form or issued under the NSS, effectuated by the CSK)”.

1.9.  Amendment of Section 2.11.  Section 2.11 is hereby amended and restated in its entirety to read as follows:

“Section 2.11.  Temporary Securities.  Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Registered Securities without coupons, or as Unregistered Securities with or without coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee as evidenced by the execution and authentication, and, in the case of Temporary Securities issued in NGN form or issued under the NSS, effectuation thereof. Temporary Securities may contain such references to any provisions of this Indenture as may be appropriate. Every Temporary Security shall be executed by the Issuer, be authenticated by the Trustee and, in the case of Temporary Securities issued in NGN form or issued under the NSS, the Trustee shall instruct, or shall cause a paying agent to instruct, the CSK to effectuate such Temporary Security, upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Registered Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02 and, in the case of Unregistered Securities, at any agency maintained by the Issuer for such purpose as specified pursuant to

Section 2.03, and the Trustee shall authenticate and deliver, and, in the case of Temporary Securities issued in NGN form or issued under the NSS, instruct or cause a paying agent to instruct the CSK to effectuate, in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of the same series having authorized denominations and, in the case of Unregistered Securities, having attached thereto any appropriate Coupons. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless otherwise established pursuant to Section 2.03. The provisions of this Section are subject to any restrictions or limitations on the issue and delivery of temporary Unregistered Securities of any series that may be established pursuant to Section 2.03 (including any provision that Unregistered Securities of such series initially be issued in the form of a single global Unregistered Security to be delivered to a depositary or agency located outside the United States and the procedures pursuant to which definitive or global Unregistered Securities of such series would be issued in exchange for such temporary global Unregistered Security).”

1.10.  Amendment of Section 6.02.  Section 6.02 is hereby amended by removing “and” at the end of Section 6.02(f) and adding “and” at the end of Section 6.02(g), and Section 6.02(h) is hereby amended and restated to read in its entirety as follows:

“(h)           neither the Trustee nor any paying agent shall be liable for any failure on the part of the CSK to effectuate any Security issued in NGN form or under the NSS or for any failure on the part of the CSK to do so in a timely manner, unless it shall be proved that the Trustee or the paying agent was negligent in instructing the CSK to effectuate any such Security in accordance with the applicable provision hereof; provided, that the Trustee or paying agent shall not be deemed to have acted with negligence if it shall have given such instructions in the manner and by the time prescribed by the CSK, provided further that in the absence of any such prescribed manner or timing, the Trustee or paying agent shall be entitled to give, and shall incur no liability hereunder if it shall give, such instructions by facsimile transmission (without any requirement for telephonic confirmation) to a telephone number provided by the CSK for such purpose or by email to an email address provided by the CSK for such purpose and shall be protected in giving and shall incur no liability hereunder in giving such instructions no later than one Business Day after the applicable Security shall have been delivered to the Trustee for authentication.”

1.11.  Amendment of Section 6.14.  The second sentence of the first paragraph of Section 6.14 is hereby amended and restated to read in its entirety as follows:

“Securities of each such series authenticated by such Authenticating Agent, and, if such Securities are issued in NGN form or issued under the NSS,

effectuated by the CSK, shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee.”

1.12.  Amendment of Section 8.05.  The second sentence of Section 8.05 is hereby amended and restated to read in its entirety as follows:

“If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee, and, in the case of Securities issued in NGN form or issued under the NSS, effectuated by the CSK, and delivered in exchange for the Securities of such series then Outstanding.”

1.13.  Amendment of Section 12.03.  The fourth paragraph of Section 12.03 is hereby amended and restated to read in its entirety as follows:

“Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented; provided, that with respect to any such new Security or Securities to be issued in NGN form or issued under the NSS, the Trustee shall instruct, or shall cause a paying agent to instruct, the CSK to effectuate such Security or Securities and such Security or Securities shall have been effectuated by the CSK.”

ARTICLE TWO

2.01.  Additional Responsibilities of the Paying Agent regarding the NSS Notes

(a)           The Paying Agent will inform the ICSDs (through the common service provider (the “CSP”) appointed by the ICSDs to service the NSS Notes) of the initial issue outstanding amount (“IOA”) for such NSS Notes on or prior to the applicable closing date;

(b)           If any event occurs that requires a mark-up or mark-down of the records that an ICSD holds for its customers to reflect such customers’ interest in any NSS Note, the Paying Agent will promptly provide details of the amount of such mark-up or mark-down, together with a description of the event that requires it, to the ICSDs (through the CSP);

(c)           The Paying Agent will, prior to each payment on any NSS Note, compare its records of the IOA of any NSS Note with information received from the ICSDs (through the CSP) with respect to the records reflecting the IOA maintained by the ICSDs for such NSS Note and will promptly inform the ICSDs (through the CSP) of any discrepancies;

(d)           The Paying Agent will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the records reflecting the IOA of any NSS Note;

(e)           The Paying Agent will promptly provide to the ICSDs (through the CSP) details of all amounts paid under any NSS Note (or, where such NSS Note provides for delivery of assets other than cash, of the assets so delivered);

(f)           The Paying Agent will promptly provide to the ICSDs (through the CSP) notice of any changes to any NSS Note known to the Paying Agent that will affect the amount of, or date for, any payment due under such NSS Note;

(g)           The Paying Agent will promptly provide to the ICSDs (through the CSP) copies of all notices in its possession that are given by or on behalf of the Issuer to the holders of any NSS Note;

(h)           The Paying Agent will promptly pass on to the Issuer all communications it receives from the ICSDs directly or through the CSP relating to any NSS Note.  Any such notice shall be deemed to have been conclusively given by being sent by facsimile to the Issuer, Attention: Treasurer’s Office, (212) 762-0337, and by being deposited postage prepaid, first class mail addressed (until another address of the Issuer is filed by the Issuer with the Paying Agent) to Morgan Stanley, 1585 Broadway, New York, New York 10036, Attention: Secretary; and

(i)           The Paying Agent will promptly notify the ICSDs (through the CSP) of any failure by the Issuer to make any payment or delivery due under any issuance of NSS Notes when due.

2.02.  Certain Rights of the Paying Agent.  For avoidance of doubt, the rights, protections and exculpations available to the Trustee under the Indenture shall also be available to the Trustee in each of its capacities thereunder, including as Paying Agent.

ARTICLE THREE

3.01.  Further Assurances.   The Issuer will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Seventh Supplemental Senior Indenture.

3.02.  Other Terms of Indenture.  Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

3.03.  Terms Defined.  All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

3.04.  Governing Law.  This Seventh Supplemental Senior Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

3.05.  Counterparts.  This Seventh Supplemental Senior Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

3.06.  Responsibility of the Trustee.  The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Senior Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Senior Indenture to be duly executed by the Issuer and the Trustee under their respective corporate seals as of the day and year first written above.

MORGAN STANLEY

By:	/s/ John M. Ryan
Name: John M. Ryan
Title: Assistant Treasurer

Attest:

By:	/s/ W. Gary Beeson
Name: W. Gary Beeson
Title: Assistant Secretary and Counsel

THE BANK OF NEW YORK MELLON, as Trustee and, for purposes of Article Two hereof, as Paying Agent

By:	/s/ Francine J. Kincaid
Name: Francine J. Kincaid
Title: Vice President

Attest:

By:	/s/ Timothy W. Casey
Name: Timothy W. Casey
Title: Vice President

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 21st day of November, 2011, before me personally came John M. Ryan, to me known, who, being by me duly sworn, did depose and say that he is an Assistant Treasurer of Morgan Stanley, one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Cindy S. Buckholz
Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 21st day of November, 2011, before me personally came Francine J. Kincaid, to me known, who, being by me duly sworn, did depose and say that she is a Vice President of The Bank of New York Mellon, one of the corporations described in and which executed the foregoing instrument; that she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

/s/ Joel V. Beaver
Notary Public